EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1/A Amendment 1 of Kids Germ
Defense Corp of our report dated April 14, 2009 on our audit of the financial statements of Kids Germ Defense Corp as of March 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on January 16, 2009 through March 31, 2009, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
June 17, 2009


  6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501
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